UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2010

STARTEK, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 Cook Street Suite 400, Denver, Colorado 80206

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (303) 262-4500

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2010 (the “Termination Date”), the employment of Mr. John J. Damian, Senior Vice President, Sales of StarTek, Inc. (the “Company”) terminated.  Chad A. Thorpe, the Company’s Senior Vice President, Operations has accepted an offer to change roles and serve as the Company’s Senior Vice President, Sales.  Mr. Thorpe’s annual salary has been increased to $225,000 and his bonus potential will be $75,000 at 100% target attainment.  Mr. Thorpe will also be eligible to participate in the Company’s Sales Commission Plan.

In connection with Mr. Damian’s termination, the Company entered into a Separation Agreement (the “Agreement”) with Mr. Damian.  Under the terms of the Agreement, Mr. Damian will receive two months of base salary, or $37,500, in severance pay, payable in equal installments commencing on the Company’s first regular payday following the Termination Date and continuing according to the Company’s regular payroll schedule.  As consideration for the severance pay, Mr. Damian agrees to release the Company from any claims he may have against the Company. The foregoing severance and release provisions will only be effective if Mr. Damian does not revoke the Agreement during the seven-day revocation period following execution of the Agreement. In any event, Mr. Damian remains subject to certain confidentiality, non-compete and non-solicitation obligations under an agreement he signed in connection with his employment with the Company.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 3, 2010, the Company held its 2010 Annual Meeting of Stockholders.  At the Annual Meeting, the stockholders elected five nominees to serve on the Board of Directors, ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010 and approved an amendment to its Employee Stock Purchase Plan to increase the maximum number of shares available for purchase under the plan by 100,000 shares of the Company’s common stock.  The stockholders did not approve a proposal to an amendment to the Company’s 2008 Equity Incentive Plan to increase the maximum number of shares available for award under the plan by 800,000 shares of the Company’s common stock.  The final voting results for each of these matters are set forth below:

1.               Election of Directors:

	Number of Shares Voted For	Number of Shares Withheld
Dr. Ed Zschau	11,573,120	574,892
P. Kay Norton	11,973,037	174,975
Albert C. Yates	11,593,215	554,797
Harvey A. Wagner	11,578,163	569,849
A. Laurence Jones	11,962,053	185,959

There were 1,287,674 broker non-votes on the proposal for election of directors.

2.               Ratification of Appointment of Independent Registered Public Accounting Firm:

A total of 9,732,643 shares voted for, 3,679,089 shares voted against and 23,954 shares abstained from voting.  There were no broker non-votes on this matter.

3.               Approval of Amendment to 2008 Equity Incentive Plan:

A total of 4,014,201 shares voted for, 8,119,822 shares voted against and 13,989 shares abstained from voting.  There were 1,287,674 broker non-votes on this matter.

4.               Approval of Amendment to Employee Stock Purchase Plan:

A total of 12,068,952 shares voted for, 68,157 shares voted against and 10,903 shares abstained from voting.  There were 1,287,674 broker non-votes on this matter.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

Date: May 5, 2010	By:	/s/ DAVID G. DURHAM
David G. Durham
Executive Vice President, Chief Financial Officer and Treasurer